Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-36707, 33-55555, 33-63631, 33-58933) and Form S-4 (Nos. 33-55579, 33-58573, 33-58933)
and in the Registration Statements on Form S-8 (Nos. 33-19425, 33-22045, 33-48818, 33-56061, 33-57501, 33-57677, 33-62367, 33-58933, 33-64635, 33-59139)
of Fleet Financial Group, Inc. of our report dated February 20, 1995 relating to the consolidated financial statements of Shawmut National Corporation, which appears in the Current Report on Form 8-K of Fleet Financial Group, Inc. dated April 13, 1995, and to the incorporation by reference herein.



Price Waterhouse LLP

Hartford, Connecticut
December 11, 1995